Exhibit 99-B.9: Opinion and Consent of Counsel



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                 Exhibit 99-B.9: Opinion and Consent of Counsel

ING LOGO
AMERICAS
US Legal Services

Michael A. Pignatella
Counsel
860-723-2239
Fax: 860-723-2216
PignatellaM@ING-AFS.com

April 22, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Attention: Filing Desk

RE: RELIASTAR LIFE INSURANCE COMPANY AND ITS SEPARATE ACCOUNT N POST-EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION STATEMENT ON FORM N-4 PROSPECTUS TITLE: ADVANTAGE CENTURY(SM) ANNUITY
        FILE NOS.: 333-100207 AND 811-9002

Dear Sir or Madam:

The undersigned serves as counsel to ReliaStar Life Insurance Company, a Minnesota life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I have reviewed the N-4 Registration Statement (the "Registration Statement"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

Hartford Site                                ING North America Insurance Company
151 Farmington Avenue, TS31
Hartford, CT 06156-8975
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Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Michael A. Pignatella

Michael A. Pignatella